Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.




                                            /s/  ARTHUR ANDERSEN


                                            ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
 October 14, 1998